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                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                    TENDER OF SHARES OF CLASS A COMMON STOCK
                                      AND
                    TENDER OF SHARES OF CLASS B COMMON STOCK
                                       OF
                             HELLER FINANCIAL, INC.
                                       TO
                             HAWK ACQUISITION CORP.
                          A WHOLLY-OWNED SUBSIDIARY OF
                      GENERAL ELECTRIC CAPITAL CORPORATION

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
               NEW YORK CITY TIME, ON THURSDAY, AUGUST 30, 2001,
                         UNLESS THE OFFER IS EXTENDED.

    This Notice of Guaranteed Delivery, or a form substantially equivalent to it, must be used to accept the Offer (as defined below) if certificates representing shares of (1) Class A common stock, par value $0.25 per share (the
"Class A Common Stock"), of Heller Financial, Inc., a Delaware corporation (the
"Company") or (2) Class B common stock, par value $0.25 per share (the "Class B
Common Stock" and, together with the Class A Common Stock, the "Shares"), of the Company, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See
Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                          MELLON INVESTOR SERVICES LLC

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
             BY MAIL:                         BY HAND:                        OVERNIGHT:
   Mellon Investor Services LLC     Mellon Investor Services LLC     Mellon Investor Services LLC
     Reorganization Department        Reorganization Department        Reorganization Department
           P.O. Box 3301              120 Broadway, 13th Floor            85 Challenger Road
    South Hackensack, NJ 07606           New York, NY 10271                Mail Stop--Reorg
                                      BY FACSIMILE TRANSMISSION        Ridgefield Park, NJ 07660
                                     (for Eligible Institutions
                                               only):
                                           (201) 296-4293
                                        CONFIRM BY TELEPHONE:
                                           (201) 296-4860

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SPECIFIED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS TO SUCH LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

    THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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Ladies and Gentlemen:

    The undersigned hereby tenders to Hawk Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of General Electric Capital Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 3, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, (1) the number of shares set forth below of Class A common stock, par value $0.25 per share (the "Class A Common Stock"), of Heller Financial, Inc., a Delaware corporation (the "Company"), and/or (2) the number of shares set forth below of Class B common stock, par value $0.25 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Shares") of the Company, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

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Number of Shares of Class A Common                   Name(s) of Record Holder(s):
    Stock:                                           -------------------------------------------
                                                     -------------------------------------------
Number of Shares of Class B Common                   PLEASE PRINT
    Stock:
                                                     Address(es):
                                                     -------------------------------------------
Certificate Nos. (if available):                     -------------------------------------------
                                                     ZIP CODE
Class A Common Stock:                                Area Code and Tel. No.:
                                                     -------------------------------------------
Class B Common Stock:                                -------------------------------------------
-------------------------------------------
                                                     Signature(s):
Check box if Shares will be tendered by              -------------------------------------------
book-entry transfer: / /                             -------------------------------------------
Account Number:
Dated: , 2001
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                                        GUARANTEE
                           (Not to Be Used for Signature
Guarantees)

    The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other documents required by the Letter of Transmittal, within three trading days (as defined in the Offer to Purchase) after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the same time period stated herein.
Failure to do so could result in a financial loss to such Eligible Institution.
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Name of Firm: __________________________________________________________________

Address: _______________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                                                   ZIP CODE

Area Code & Tel. No: ___________________________________________________________

________________________________________________________________________________
                              AUTHORIZED SIGNATURE

Name: __________________________________________________________________________
                                  PLEASE PRINT

Title: _________________________________________________________________________

Date: _________________________________ , 2001

  DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE
                   SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.